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                                                                    Exhibit 10.8

                                    AMENDMENT

         This AMENDMENT is made as of February 25, 1999 between The William Carter Company, a Massachusetts corporation (the "Company"), and Michael D. Casey ("Executive").

                               W I T N E S S E T H

         WHEREAS, the Company and the Executive are parties to the Employment Agreement dated as of April 1, 1998 (the "Employment Agreement").

         WHEREAS, the Company and the Executive now desire to amend the Employment Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parities hereto agree as follows:

                                A G R E E M E N T

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

         2. AMENDMENTS TO THE EMPLOYMENT AGREEMENT.

         (a)      The Effective Date of the Employment Agreement is October 30,
                  1998.

         (b) Section 4(a) is deleted in its entirety and replaced with the following:

                  (a) The Employment Period shall initially extend until October 31, 2000 but shall be extended for an additional one-year period on each Anniversary Date unless either the Company or Executive gives the other written notice at least sixty (60) days prior to such Anniversary Date of its or his intention not to further extend the term of this Agreement; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, Retirement or death and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause, Executive's Disability or Without Cause.

         3. NO EFFECT ON CONSISTENT TERMS. All terms of the Employment Agreement not inconsistent with this Amendment shall remain in place and in full force and effect and shall be unaffected by this Amendment.

         4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

                                            THE WILLIAM CARTER COMPANY


                                            By: /s/  Frederick J.Rowan, II
                                                --------------------------------
                                                     Frederick J. Rowan, II,
                                                     Chairman & Chief Executive
                                                     Officer


                                                /s/  Michael D. Casey
                                                --------------------------------
                                                     Michael D. Casey